UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 26, 2008

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On September 26, 2008, Magnetek, Inc. (“Magnetek” or “the Company”) completed the sale of the assets of its telecom power systems (“TPS”) business, which manufactures backup power systems for wireless applications, to Myers Power Products, Inc. (“Myers”), Corona, Ca. The purchase price of $1.25 million (subject to post-closing adjustments) was paid in cash by Myers to Magnetek on September 29, 2008.  The net book value of the assets of the TPS business, comprised mainly of inventory, had previously been written down to an estimated fair value of $1.3 million in June 2008.  The Company announced its intent to divest the TPS business in April 2008 and accordingly, began accounting for the TPS business as a discontinued operation at that time.

A copy of the Company’s Press Release dated September 26, 2008 entitled “Magnetek, Inc. Sells Telecom Power Systems Assets and Business to Myers Power Products, Inc.” is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference

Item 9.01 - Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description

99.1	Press Release dated as of September 26, 2008 entitled “Magnetek, Inc. Sells Telecom Power Systems Assets and Business to Myers Power Products, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 2, 2008

MAGNETEK, INC.

/s/	Marty Schwenner
By:	Marty Schwenner
Vice President and Chief Financial Officer